Exhibit 3.5

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  PASSAVE, INC.

         Passave, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"),

         DOES HEREBY CERTIFY:

         FIRST: That by unanimous written consent of the Board of Directors of the Corporation, filed with the minute book of the Corporation, resolutions were duly adopted setting forth and approving the proposed amendment and restatement of the Certificate of Incorporation of the Corporation in the form attached hereto as EXHIBIT A and declaring said amendment and restatement to be advisable and in the best interests of the Corporation.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Corporation took action by executing a written consent in lieu of a meeting in accordance with Section 228 of the DGCL to approve such amendment and restatement. The holders of a majority of the outstanding stock entitled to consent thereto have granted written consent with respect to such stock in favor of said amendment and restatement.

         THIRD: That said amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL. This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on October 8, 2002, as amended.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer, this ___ day of __________, 2005.


                                  PASSAVE, INC.



                                  By:
                                      -------------------------------
                                      Name:  Victor Vaisleib
                                      Title: Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  PASSAVE, INC.

                                   ARTICLE I

         The name of the corporation is Passave, Inc.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (as amended from time to time, the "DGCL").

                                   ARTICLE IV

1. This Corporation is authorized to issue a total of 60,000,000 shares of capital stock, consisting of the following: one class designated "Common Stock" consisting of 50,000,000 shares, par value equal to $0.0001 per share, and one class designated "Preferred Stock" consisting of 10,000,000 shares, par value equal to $0.0001 per share.

2. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. Subject to compliance with applicable protective voting rights which have been granted to the Preferred Stock or series thereof ("Protective Provisions"), the Board of Directors is hereby authorized to fix and determine or repeal, alter, amend and change the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions granted to or imposed upon and other matters relating to any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof. Subject to compliance with applicable Protective Provisions, the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions of any such additional series may be subordinated to, PARI PASSU with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent) or senior to any of those of any present or future series of Preferred Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

3. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; PROVIDED, HOWEVER, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

4. Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issue of any particular series of Preferred Stock, Preferred Stock redeemed or otherwise acquired by the corporation shall assume the status of authorized but unissued Preferred Stock and shall be unclassified as to series and may thereafter, subject to the provisions of this
Article IV and to any restrictions contained in any resolution or resolutions of the Board of Directors providing for the issue of any such series of Preferred Stock, be reissued in the same manner as other authorized by unissued Preferred Stock.

5. Shares of Common Stock and, subject to the provisions of this Article IV, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors determines on such terms and for such consideration as may be fixed by the Board of Directors.

6. Subject to the provisions of law and the preferences of the Preferred Stock, if any, dividends may be paid on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

                                   ARTICLE V

         The Corporation is to have perpetual existence.

                                   ARTICLE VI

         Whenever  a  compromise  or  arrangement   is  proposed   between  this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors,

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and/or of the stockholders or class of stockholders of this Corporation,  as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the same compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE VII

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         A. BOARD OF DIRECTORS. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

         No stockholder of the Corporation will be permitted to cumulate votes at any election of directors. No election of directors need be by written ballot, unless the Bylaws of the Corporation shall so provide. Any director may be removed from office by the stockholders of the Corporation only for cause.

         The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable; PROVIDED, that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

         Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly-created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly-created

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directorships shall be filled by the stockholders,  except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

                  Subject to the rights of the holders of Preferred Stock, any director may be removed from office by the stockholders only for cause and only in the manner provided in this Article VI. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal or a director or directors is among the purposes of the meeting, the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, may remove such director or directors for cause.

         B. BYLAWS. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; PROVIDED, HOWEVER, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 (2)/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

         C. NO ACTIONS BY WRITTEN CONSENT. The stockholders of the Corporation may not take any action by written consent or electronic transmission in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders, and the power of stockholders to act by written consent or electronic transmission without a meeting is specifically denied.

         D. ADVANCE NOTICE. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

         E. BOOKS; MEETINGS. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Special meetings

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of the  stockholders  of the  corporation  may be  called,  for any  purpose  or purposes,  by (i) the  Chairman  of the  Board  of  Directors,  (ii)  the  Chief
Executive Officer or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

                                  ARTICLE VIII

         To the fullest extend permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide for indemnification), through Bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders and others.

         Any repeal or modification  of any of the foregoing  provisions of this
Article VII, by amendment of this Article VII or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal of modification.

                                   ARTICLE IX

         To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this
ARTICLE IX shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE X

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

         Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by this Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles VII, VIII, IX and X, or any provision thereof.

                                   ARTICLE XI

                  Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, if at any time the requirements of subdivision (b) of Section 2115 of the General Corporation Law of the State of California ("CGCL") shall become applicable to the Corporation,
(i) the term of office of each director, regardless of his or her class, shall expire at the annual meeting of stockholders of the Corporation held in the first income year as to which Section 2115 of the CGCL is applicable and all directors shall be elected at each annual meeting of stockholders, (ii) the stockholders of the corporation may remove any or all of the directors of the Corporation in accordance with Section 303 of the CGCL and (iii) every stockholder of the Corporation complying with subdivision (b) of Section 708 of the CGCL and entitled to vote for the election of directors at any annual meeting of stockholders may cumulate his or her votes in accordance with subdivision (a) of said Section 708 and the candidates receiving the highest number of affirmative votes up to the number of directors to be elected shall be elected at such annual meeting of stockholders; PROVIDED, HOWEVER, that clauses
(i) through (iii) above shall in each instance be subject to the rights, if any, of the holders of any Preferred Stock to elect, remove or vote for additional directors of the Corporation.

                  If, after Section 2115 of the CGCL has become applicable to the Corporation, it is determined by the Corporation that said Section 2115 no longer applies to the Corporation for whatever reason, the effectiveness of the provisions of the next preceding paragraph shall be suspended, the Board of Directors shall classify the then existing directors into three classes, and the first class of such directors shall hold office initially for a term expiring at the annual meeting of stockholders in the first income year as to which said
Section 2115 is not applicable to the Corporation.





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